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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Nektar Therapeutics for the registration of $250,000,000 of common stock, preferred stock, debt securities and warrants, and to the incorporation by reference therein of our report dated February 19, 2004, except for Note 1, as to which the date is April 13, 2004, with respect to the consolidated financial statements of Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.) included in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
October 25, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS